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                                                                   EXHIBIT 4.1

                                                                  Execution Copy
                                                                  --------------

                                HAWK CORPORATION

                   $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF

                          10 1/4% SENIOR NOTES DUE 2003

                                ----------------

                               PURCHASE AGREEMENT
                               ------------------

                                                              New York, New York
                                                               November 22, 1996


SCHRODER WERTHEIM & CO. INCORPORATED
BT SECURITIES CORPORATION
McDONALD & COMPANY SECURITIES, INC.

c/o SCHRODER WERTHEIM & CO. INCORPORATED
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Ladies and Gentlemen:

                  Hawk Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "INITIAL PURCHASERS") $100,000,000 aggregate principal amount of 10 1/4% Senior Notes due 2003 (the "NOTES"), which Notes will be unconditionally guaranteed (the "GUARANTEES"), on a senior unsecured basis, by each domestic subsidiary of the Company existing on the Delivery Date and each domestic subsidiary (other than Unrestricted Subsidiaries (as defined in the Memorandum)) created or acquired after the Delivery Date (the "GUARANTORS"). The Notes will be issued pursuant to the provisions of an Indenture (the "INDENTURE") to be entered into among the Company, the Guarantors and Bank One Trust Company, NA, as trustee (the "TRUSTEE").

                  The Notes will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on exemptions therefrom provided by Section 4(2) of the Securities Act and Rule 144A and Regulation S promulgated thereunder.

                  In connection with the offering and sale of the Notes (the "OFFERING"), the Company has prepared a preliminary offering memorandum (such preliminary offering memorandum, together with any amendment thereof or supplement thereto, is herein referred to as the "PRELIMINARY OFFERING MEMORANDUM") and will prepare a final offering memorandum (such final offering memorandum, together with any amendment thereof or supplement


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thereto, is herein referred to as the "FINAL OFFERING MEMORANDUM"; and, together with the Preliminary Offering Memorandum, each a "MEMORANDUM") setting forth or including a description of the terms of the Notes, the terms of the Offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

                  You and your direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement to be entered into between the Company, the Guarantors and the Initial Purchasers substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company and each Guarantor will agree to use its best efforts to file and have declared effective a registration statement (an "EXCHANGE OFFER REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the offer and sale of the Notes, Private Exchange Notes or the Exchange Notes (each as defined in the Registration Rights Agreement) under the Securities Act. This Agreement, the Notes, the Guarantees, the Indenture and the Registration Rights Agreement are referred to herein as the "OFFERING DOCUMENTS."

                  The Offering is a component of a series of transactions (the "TRANSACTIONS") which include, in addition to the Offering: (1) the Company's repayment and termination of its existing senior credit facility (the "OLD SENIOR CREDIT FACILITY"); (2) the Company's execution of a new revolving credit facility (the "NEW REVOLVING CREDIT FACILITY"); (3) the amendment to the Company's 12% senior subordinated notes; (4) the merger of the Company with Hawk Holding Corp., a Delaware corporation and a principal stockholder of the Company; and (5) the acquisition of Hutchinson Foundry Products Company ("HUTCHINSON").

                  The agreements evidencing the Transactions (excluding the Hutchinson acquisition) and the Offering Documents are referred to herein as the "TRANSACTION DOCUMENTS."

                  This letter agreement confirms the understandings concerning the purchase by you of the Notes from the Company.

                  1. The Company and each of the Guarantors represents and warrants to and agrees with you that:

                  (a) The Preliminary Offering Memorandum, as of its date, did not contain any untrue statement of a material fact or omit to state a material fact (except for pricing terms and other financial terms intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Offering Memorandum, as of its date did not, and as of the Delivery Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to statements or omissions contained in any Memorandum made in reliance upon and in conformity


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         with information relating to the Initial Purchasers furnished by the
         Initial Purchasers to the Company in writing expressly for use in either Memorandum.

                  (b) Neither the Company nor any of the Subsidiaries (as defined below) has sustained, since the date of the most recent financial statements included in the Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference is material to the Company and the Subsidiaries, taken as a whole. Except as described in the Final Offering Memorandum, since the respective dates as of which information is given in the Final Offering Memorandum there has not been any change in the capital stock or short-term debt or long-term debt of the Company or any of the Subsidiaries, or any change or development which could reasonably be expected to have a material adverse effect upon the business, operations, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or an adverse effect on the ability of the Company to perform its obligations under the Offering Documents (a "MATERIAL ADVERSE EFFECT"), otherwise than as set forth or contemplated in the Final Offering Memorandum.

                  (c) The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case, free and clear of all liens, adverse claims, encumbrances, security interests (collectively, "LIENS") and defects except those arising under the Old Senior Credit Facility (which shall be released concurrently with the Offering upon termination of the Old Senior Credit Facility) and those that are described or contemplated by the Final Offering Memorandum or those that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable lease with such exceptions which do not have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such real property and buildings by the Company and the Subsidiaries.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own its properties and to conduct its business as described in the Final Offering Memorandum. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect). Each of the Company's subsidiaries (the "SUBSIDIARIES") is listed on SCHEDULE I hereto. Except as described in the Final Offering Memorandum, each of the Subsidiaries is wholly owned directly or indirectly by the Company. Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with all necessary


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         corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum. Each of the Subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property, or conducts any business, so as to require such qualification (except where the failure to so qualify, singly or in the aggregate with all other such failures, would not have a Material Adverse Effect).

                  (e) The Company had at the date indicated in the Final Offering Memorandum an authorized issued and outstanding capitalization as set forth in the column entitled "Actual" under the caption "Capitalization" as set forth in the Final Offering Memorandum and, based on the assumptions stated in the Final Offering Memorandum, the Company would have had on the date indicated the adjusted capitalization as set forth in the column entitled "As Adjusted" under the caption "Capitalization" as set forth in the Final Offering Memorandum. Except as described in each Memorandum, there are no outstanding options, warrants, or other rights calling for the issuance of, and there are no commitments, plans, or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company free and clear of all Liens, except for Liens arising under the Old Senior Credit Facility, which shall be released concurrently with the Offering. There are no outstanding options, warrants or other rights to acquire, or instruments convertible into or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any Subsidiary.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and (assuming due authorization, execution and delivery by the Initial Purchasers) is a legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws relating to securities and regulations or by policies underlying such laws and regulations.

                  (g) The Indenture has been duly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Delivery Date (assuming due authorization, execution and delivery by the Trustee), will be a legally valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other


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         similar laws relating to or affecting creditors' rights generally and
         (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether in a proceeding in equity or at law). The Indenture will conform in all material respects to the description thereof in the Final Offering Memorandum.

                  (h) The Notes have been duly and validly authorized by the Company, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

                  (i) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, and, when executed, authenticated and delivered in accordance with the terms of the Indenture and the Registration Rights Agreement, will be legally valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

                  (j) The Guarantees have been duly and validly authorized by each Guarantor, and, when the Indenture is duly executed and delivered by the Company and each Guarantor on the Delivery Date, will be legally valid and binding obligations of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except that
         (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally and
         (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law).

                  (k) The Registration Rights Agreement has been duly and validly authorized by the Company and each Guarantor and, when executed and delivered by the Company and each Guarantor on the Delivery Date (assuming due authorization, execution and delivery by the Initial Purchasers), will be a legally valid and binding agreement of the Company and each such Guarantor, enforceable against the Company and each such Guarantor in accordance with its terms, except that (i) the enforceability thereof may be


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         limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors' rights generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding in equity or at law) and (iii) rights to indemnity may be limited by state or federal laws and regulations relating to securities or by policies underlying such laws and regulations. The Registration Rights Agreement will conform in all material respects to the description thereof contained in the Final Offering Memorandum.

                  (l) The execution, delivery and performance by the Company of the Offering Documents and the consummation of the Transactions contemplated thereby will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject,
         (ii) violate any provision of the certificate of incorporation or the by-laws of the Company or any of the Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties or assets, or (iii) result in or require the creation or imposition of any Lien, upon or with respect to any of the properties of the Company or any of the Subsidiaries, except pursuant to the terms of the Indenture. No consent, approval, authorization, order, registration or qualification of or with any court of governmental agency or body is required for the issue and sale of the Notes or the consummation of the other Transactions, except such consents, approvals, authorizations, registrations or qualifications as
         (x) may be required under state securities or Blue Sky laws in connection with the offer and sale of the Notes, (y) have been obtained and are in full force and effect or (z) as contemplated in the Registration Rights Agreement.

                  (m) There are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which, if determined adversely, could reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect. To the Company's knowledge, no such proceedings are threatened or contemplated by any governmental agency or body or any other person.

                  (n) The Company and the Subsidiaries have all material licenses, permits and other approvals or authorizations of and from governmental agencies and bodies ("PERMITS") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as proposed to be conducted as described in the Final Offering Memorandum. The Company and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits.



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                  (o) Each of Ernst & Young LLP, Deloitte & Touche LLP and
         Coopers & Lybrand LLP who have certified certain financial statements of the Company and other entities in the Final Offering Memorandum, are independent public accountants under rule 101 of AICPA's Code of Professional Conduct and its interpretation and rulings.

                  (p) The consolidated financial statements included in the Final Offering Memorandum present fairly in all material respects the financial condition, the results of operations and the cash flows of the entities shown as of the dates and for the periods therein specified in conformity with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, except as otherwise stated therein. The unaudited PRO FORMA financial statements included in the Final Offering Memorandum comply in all material respects with the applicable accounting requirements of the Securities Act and in the Company's opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (q) There is no presently existing dispute or controversy between the Company or any of the Subsidiaries and any of their respective employees which has had or is likely to have, and the Company has no reason to believe that the relationship of the Company and the Subsidiaries with their unions or employees is likely to have, a Material Adverse Effect.

                  (r) The Company and the Subsidiaries own or possess adequate patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct their business as presently conducted and as proposed to be conducted, as described in the Final Offering Memorandum. Neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any material patent, patent rights, inventions, trademarks, service marks, trade names or copyrights.

                  (s) Neither the Company nor any of the Subsidiaries is in violation of any provision of their respective certificate of incorporation, by-laws or other corporate governance documents. The Company and each of the Subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees applicable to them other than those which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (t) Assuming consummation of the Transactions, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, license, permit, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound or is subject, which default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.



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                  (u) The Company and the Subsidiaries have timely filed all federal income and other material tax returns and notices. The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect. The Company and its Subsidiaries have paid all federal, state, local and foreign taxes of any nature which are shown on its returns to be due, in each case except as may be set forth or adequately reserved for in the financial statements included in each Memorandum in accordance with GAAP. The amounts currently set up as provisions for taxes or otherwise by the Company and the Subsidiaries on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and legal taxes accrued through the dates as of which they relate, and for which the Company and the Subsidiaries may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                  (v) Since the date as of which information is given in the Preliminary Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Final Offering Memorandum, neither the Company nor any of the Subsidiaries has sold or otherwise disposed of any capital stock of the Company or the Subsidiaries, directly or indirectly.

                  (w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company, immediately before and after the consummation of the Transactions, will be Solvent. As used herein, the term "SOLVENT" means, with respect to the Company on a particular date (i) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (ii) the present fair saleable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (iii) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such entity does not have an unreasonably small capital, so as to impair the Company's ability to conduct its business and meet its obligations.

                  (y) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the


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         Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Notes (as those terms are used in Regulation D under the Securities
         Act) or in any manner involving a public offering within the meaning of
         Section 4(2) of the Securities Act.

                  (z) Neither the Company nor any of the Subsidiaries is, or will be after giving effect to the Offering, the application of the proceeds therefrom and the Transactions, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (aa) Assuming the representations and warranties of the Initial Purchasers are true and correct, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

                  (bb) The Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect.

                  (cc) When the Notes are issued and delivered pursuant to this Agreement, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company which are listed on a national securities exchange registered under
         Section 6 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "EXCHANGE ACT"), or quoted in a U.S. automated inter-dealer quotation system.

                  (dd) The Company and each of its Subsidiaries maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Delivery Date.

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                  2. On the basis of the representations and warranties
contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Initial Purchasers, and the Initial Purchasers agree, severally, to purchase from the Company, at a purchase price of 97% of the principal amount thereof (such purchase price being net of the Initial Purchasers' discount), (i) $50,000,000 aggregate principal amount of Notes, in the case of Schroder Wertheim & Co. Incorporated, (ii) $42,500,000 aggregate principal amount of Notes, in the case of BT Securities Corporation, and (iii) $7,500,000 aggregate principal amount of Notes, in the case of McDonald & Company Securities, Inc.

                  3. Certificates in definitive form for the Notes to be purchased by you hereunder shall be delivered by or on behalf of the Company to you (the Initial Purchasers) for your account against payment by you of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified by the Company by written notice to the Initial Purchasers (given at least two business days prior to the Delivery Date), for the purchase price of the Notes being sold by the Company in New York, New York, at 9:30 A.M., New York City time, on November 27, 1996, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "DELIVERY DATE."

                  Certificates for the Notes so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Delivery Date. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Delivery Date.

                  4. The Initial Purchasers acknowledge that the Notes have not been registered under the Securities Act and may not be sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act. Accordingly, the Initial Purchasers propose to offer the Notes for resale only to certain investors (as further described in subparagraph (a) of this Paragraph 4) upon the terms and conditions set forth in this Agreement and the Final Offering Memorandum at the purchase price initially set forth on the cover page of the Final Offering Memorandum. Each of the Initial Purchasers hereby severally represents and warrants to, and agrees with the Company, that:

                  (a) It is an institutional "accredited investor" (as defined in 501(a)(1), (2), (3) or (7) under the Securities Act) and will offer or sell the Notes only to persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A in transactions meeting the requirements of Rule 144A and to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter substantially in the form attached to each Memorandum as ANNEX A; and

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                  (b) It has not and will not offer or sell the Notes by any form of general solicitation or general advertising, including but not limited to, the methods described in Rule 502(c) of Regulation D under the Securities Act.

                  5. In consideration of the agreements of the several Initial Purchasers contained in this Agreement, the Company and the Guarantors covenant and agree:

                  (a) To furnish to you, without charge, as many copies of the Final Offering Memorandum and any supplements and amendments thereto as you may reasonably request.

                  (b) Before amending or supplementing any Memorandum subsequent to the execution of this Agreement, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

                  (c) If, at any time prior to the completion of the distribution of the Notes to persons that are not your Affiliates (as determined by you), any event occurs as a result of which the Final Offering Memorandum would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Offering Memorandum to comply with applicable law, to notify you thereof and to prepare, at the expense of the Company, an amendment or supplement to the Final Offering Memorandum that corrects such statement or omission or effects such compliance.

                  (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as you shall reasonably request; PROVIDED, HOWEVER, that neither the Company nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantors will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company and the Guarantors will also supply you with such information as is necessary for the determination of the legality of the Notes in such jurisdictions as you may request.

                  (e) Not to, and will not permit any of their Affiliates to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

                  (f) Except following the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement), not to solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as these terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (g) While any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to make available, upon request, to any holder or beneficial owner of outstanding Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

                  (h) To use their best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligible for clearance and settlement through the Depository Trust Company.

                  (i) For a period of five years following the Delivery Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company and the Guarantors to the Trustee or to the holders of the Notes pursuant to the Indenture.

                  (j) Not to, and will not permit any of their Affiliates to, resell any Notes that have been acquired by any of them.

                  (k) To use the proceeds from the sale of the Notes in the manner set forth in the Final Offering Memorandum and in a manner that will not result in the Company becoming an "investment company" or an entity "controlled by" an investment company within the meaning of the Investment Company Act, and the rules and regulations of the Commission thereunder.

                  (l) Not to, and will cause each of their Affiliates not to, offer, sell, contract to sell or grant any option to purchase or otherwise transfer or dispose of any debt security, or any security convertible into or in exchange for, any such debt security of the Company or any such Subsidiary (other than (x) any private loan, credit or financing agreement with a bank or similar institution, (y) the Notes, the Exchange Notes and the Private Exchange Notes and (z) as contemplated in the Transactions), for a period of 180 days after the date of this Agreement, without your prior written consent.

                  6. The Company and the Guarantors covenant and agree, jointly and severally, to pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Trustee and its counsel, and all other expenses, in connection with the preparation and printing of each Memorandum and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof to the Initial Purchasers and dealers; (ii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in
Section 5(d) hereof, including disbursements and expenses for counsel for the Initial Purchasers in connection with such qualification and in connection with Blue Sky surveys; (iii) any fees charged by rating agencies for the rating of the Notes; (iv) the costs and expenses in connection with the preparation, issuance and delivery of the Notes; and (v) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6, including the fees, if any, incurred in connection with the admission of the Notes for trading in any appropriate market systems, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Notes and all expenses and property, excise and similar taxes incident to the sale and delivery of the Notes to be sold by the Company to the Initial Purchasers hereunder; PROVIDED that such costs and expenses shall not (except as provided in (ii) above) include fees and expenses of counsel to the Initial Purchasers.

                  7. Your obligations hereunder shall be subject, in your discretion, to the following additional conditions:

                  (a) The representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct as of the date hereof and as of the Delivery Date. The Company and the Guarantors shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Delivery Date.

                  (b) The sale of the Notes by the Company hereunder shall not be enjoined (temporarily or permanently) on the Delivery Date.

                  (c) Subsequent to the date as of which information is given in the Final Offering Memorandum, except in each case as described in or as contemplated by the Final Offering Memorandum, the Company and the Subsidiaries shall not have incurred any liabilities or obligations, direct or contingent, that are material to the Company and the Subsidiaries or entered into any transactions that are material to the business, condition (financial or other), results of operations or prospects of the Company or any of the Subsidiaries.

                  (d) Subsequent to the date of this Agreement and prior to the Delivery Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities, including the Notes, by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (e) You shall have received on the Delivery Date certificates of the Company and the Guarantors dated the Delivery Date and signed by, the Chief Executive Officer or the President and by the Chief Financial Officer of the Company and each Guarantor, to the effect set forth in clauses (a), (b), (c) and
         (d) above, as applicable.

                  (f) Kohrman Jackson & Krantz P.L.L., counsel to the Company and the Guarantors, shall have furnished to you their written opinion, dated the Delivery Date, in the form attached hereto as EXHIBIT B.

                  (g) Simpson Thacher & Bartlett, counsel to the Initial Purchasers, shall have furnished to the Initial Purchasers a written opinion, dated the Delivery Date, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon the matters covered by such opinion.

                  (h) You shall have received on each of the dates hereof and the Delivery Date a letter, dated the date hereof or the Delivery Date, as the case may be, in form and substance reasonably satisfactory to you, from each of Ernst & Young LLP, Deloitte & Touche LLP, and Coopers & Lybrand LLP.

                  (i) (i) Since the date of this Agreement, neither the Company nor any of the Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) since the respective dates as of which information is given in the Final Offering Memorandum, there shall not have been any change in the capital stock or short-term debt or long-term debt of the Company or any of the Subsidiaries nor any other change, which could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Final Offering Memorandum, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Final Offering Memorandum.

                  (j) Subsequent to the execution and delivery of this Agreement, (i) there shall have been no declaration of war by the Government of the United States; (ii) there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable to market the Notes or to enforce contracts for the resale of Notes and (iii) no event shall have occurred resulting in (A) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on such exchange or market, or (B) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority or (C) a general banking moratorium being declared by either Federal or New York authorities.

                  (k) The Company and each Guarantor shall have furnished or caused to be furnished to you at the Delivery Date any additional certificates signed by the officers of the Company and each Guarantor, as the case may be, satisfactory to you as to such matters as you may reasonably request.

                  (l) The Company, the Guarantors and the Initial Purchasers shall have entered into the Registration Rights Agreement.

                  (m) All of the Transactions (other than the Offering, the application of the proceeds therefrom and the Hutchinson acquisition) shall have been consummated in accordance with the Transaction Documents.

                  8. (a) The Company and each Guarantor agrees, jointly and severally, to indemnify and hold harmless the Initial Purchasers against any losses, claims, damages or liabilities ("LOSSES"), joint or several, to which any of the Initial Purchasers may become subject, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in either Memorandum, or the omission or alleged omission to state therein a material fact necessary to make the statements made therein not misleading, and will reimburse the Initial Purchasers for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; PROVIDED, HOWEVER, that the Company and the Guarantors shall not be liable to any Initial Purchaser in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made in either Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; PROVIDED, FURTHER HOWEVER, that the foregoing indemnification with respect the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser if a copy of the Final Offering Memorandum (as then amended or supplemented) was not sent or given by or on behalf of the Initial Purchasers to the person asserting any Losses, if required by law so to have been delivered, and if the Final Offering Memorandum (as amended or supplemented) would have cured the defect giving rise to such Losses.

                  (b) In addition to any obligations of the Company and the Guarantors under Section 8(a), the Company and each Guarantor agrees that it shall perform its indemnification obligations under Section 8(a) (as modified by the last paragraph of this Section 8(b)), with respect to counsel fees and expenses and other expenses reasonably incurred by making payments within 45 days to the Initial Purchasers in the amount of the statements of the Initial Purchasers' counsel or other statements which shall be forwarded by the Initial Purchasers, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Initial Purchasers for such expenses and the possibility that such payments might later be held to have been improper by a court and a court orders return of such payments.

                  The indemnity agreement in Section 8(a) shall be in addition to any liability which the Company or any Guarantor may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any of the Initial Purchasers within the meaning of the Securities Act or the Exchange Act, and to the officers, directors, employees, representatives and agents of any of the Initial Purchasers or any such control person.

                  (c) Each of the Initial Purchasers will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors against any Losses to which the Company or the Guarantors may become subject, under the Securities Act, the Exchange Act, any federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in either Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in either Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser relating to such Initial Purchaser expressly for use therein, and will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company or the Guarantors in connection with investigating, preparing to defend or defending any such action or claim.

                  The indemnity agreement in this Section 8(c) shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, representative and agent of the Company and the Guarantors and to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act.

                  (d) Promptly after receipt by an indemnified party under
Section 8(a) or 8(c) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 8(a) or 8(c) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 8(a) or 8(c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to, such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party in writing, setting forth the reasons therefor, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party, at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses or more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder Wertheim & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(c).

                  The Company shall not be liable for any settlement of any such action or proceeding effected without its consent (not to be unreasonably withheld) and if settled with its written consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless the Initial Purchasers and each other person referred to in Section 8(b) to the extent provided herein. Without limiting the generality of the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any such indemnified party is or has been threatened to be made a party and to which the indemnity herein is applicable; PROVIDED, HOWEVER, that an indemnifying party may effect such a settlement without the consent of the indemnified party if such settlement includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such proceeding or the indemnifying party indemnifies the indemnified party in writing and posts a bond for an amount equal to the maximum liability for all such claims as contemplated above.

                  (e) In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any indemnified party makes claim for indemnification pursuant to Section 8(a) hereof, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 8(a) provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of the Initial Purchasers or any such controlling person in circumstances for which indemnification is provided under Section 8(c), then, and in each such case, the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, severally and not jointly, shall contribute to the aggregate Losses to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion so that the Initial Purchasers are responsible for the portion represented by the percentage that the total discounts paid to the Initial Purchasers appearing on the cover page of the Final Offering Memorandum bears to the total proceeds to the Company (net of discounts of the Initial Purchasers) appearing thereon and the Company and the Guarantors are responsible for the remaining portion; PROVIDED, HOWEVER, that, in any such case, (x) no Initial Purchaser shall be required to contribute any amount in excess of such Initial Purchaser's discount applicable to the Notes and (y) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by the Initial Purchasers result of this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred preparing to defend or defending any such claim.

                  (f) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "CONTRIBUTING PARTY"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Securities Act, the Exchange Act or otherwise, except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Securities Act, the Exchange Act or otherwise. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

                  9. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchasers, the Company, the Guarantors, or an officer or director or controlling person of the Company or any Guarantor and shall survive delivery of and payment for the Notes.

                  10. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes, if, prior to that time, any of the events described in Section 7(d), 7(i), or 7(j) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any other reason permitted under this Agreement.

                  11. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers for any reason permitted under this Agreement or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10), the Company shall reimburse the Initial Purchasers for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been incurred by them in connection with this Agreement and the proposed purchase of the Notes, and upon demand, the Company shall pay the full amount thereof to the Initial Purchasers.

                  12. All statements, requests, notices and agreements hereunder shall be in writing or by written telecommunication, and shall be sufficient in all respects if delivered or sent by registered mail, if to the Initial Purchasers, to them in care of Schroder Wertheim & Co. Incorporated at 787 Seventh Avenue, New York, New York 10019, Attention: High Yield Department; and if to the Company to Hawk Corporation at the address of the Company set forth in the Final Offering Memorandum, Attention: Chief Executive Officer.

                  13. This Agreement shall be binding upon, and inure solely to the benefit of, you, the Company, the Guarantors and, to the extent provided in
Section 8 and Section 9 hereof, controlling persons, officers, directors, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Initial Purchasers shall be deemed a successor or assign by reason merely of such purchase.

                  14.  Time shall be of the essence of this Agreement.

                  15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

                  16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  17. Each Guarantor, by its execution and delivery of a counterpart to this Agreement, agrees that it shall be jointly and severally liable for all obligations and liabilities of the Company hereunder.

                                [SIGNATURE PAGE]

                  If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you, the Company and the Guarantors.



                                        Very truly yours,

                                        HAWK CORPORATION


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        FRICTION PRODUCTS CO.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        HAWK BRAKE, INC.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        LOGAN METAL STAMPINGS, INC.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        HELSEL, INC.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                                                              21
                                        S.K. WELLMAN HOLDINGS, INC.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        WELLMAN FRICTION PRODUCTS U.K.
                                           CORP.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        S.K. WELLMAN CORP.


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

                                        HUTCHINSON PRODUCTS CORPORATION


                                        By: /S/ Ronald E. Weinberg
                                           -----------------------------
                                        Name:  Ronald E. Weinberg
                                        Title:  Vice Chairman

Accepted as of the date hereof:

SCHRODER WERTHEIM & CO.
  INCORPORATED


By: /s/ James L. Amine
   -------------------------------
   Name: James L. Amine
   Title: Director


BT SECURITIES CORPORATION


By: /s/ A. Penn
   -------------------------------
   Name: A. Penn
   Title: M.D.


McDONALD & COMPANY SECURITIES, INC.


By: /s/ Christopher Gorman
   -------------------------------
   Name: Christopher Gorman
   Title: Managing Director

                                                                      ANNEX I TO
                                                              PURCHASE AGREEMENT
                                                              ------------------


                           Subsidiaries of the Company
                           ---------------------------



Friction Products Co.

Hawk Brake, Inc.

Logan Metal Stampings, Inc.

Helsel, Inc.

S.K. Wellman Holdings, Inc.

S.K. Wellman Corp.

Wellman Friction Products U.K. Corp.

S.K. Wellman S.p.A.

The S.K. Wellman Company of Canada, Ltd.

Hutchinson Products Corporation